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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 22, 2005

                        OCCIDENTAL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                     1-9210              95-4035997
  (State or other jurisdiction        (Commission         (I.R.S. Employer
        of incorporation)             File Number)       Identification No.)

              10889 WILSHIRE BOULEVARD
              LOS ANGELES, CALIFORNIA                             90024
      (Address of principal executive offices)                 (ZIP code)

               Registrant's telephone number, including area code:
                                 (310) 208-8800

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement
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     Beginning with 2005 and for the years ended 2005, 2006 and 2007,
Occidental's prospective three-year average burn rate with respect to the company's equity awards will not exceed the greater of two percent of the company's shares outstanding or the mean of its Global Industry Classification Standards Peer Group (1010 Energy). This policy will apply to shares issued pursuant to the 1996 Restricted Stock Plan for Non-Employee Directors, the 2001 Incentive Compensation Plan and the 2005 Long-Term Incentive Plan. The burn rate will be calculated as (i) the number of shares granted in each fiscal year by the Executive Compensation and Human Resources Committee of Occidental's Board of Directors and reported in the company's periodic reports filed with the Securities and Exchange Commission, including (a) stock options, (b) stock-settled stock appreciation rights, (c) restricted stock (units), (d) performance shares actually earned and delivered or deferred, to employees and directors divided by (ii) the fiscal year end basic shares outstanding. Stock appreciation rights or full value shares settled in cash will not be included in the calculation of burn rate. For the purpose of the calculation, one full value share equals four option shares.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              OCCIDENTAL PETROLEUM CORPORATION
                                        (Registrant)



DATE: April 22, 2005          S. P. Dominick, Jr.
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                              S. P. Dominick, Jr., Vice President and Controller
                              (Chief Accounting and Duly Authorized Officer)